EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of RehabCare Group, Inc. (the “Company”) certifies to his knowledge that:
(1)	The Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

By:	/s/ Jay W. Shreiner
Jay W. Shreiner
Executive Vice President, Chief Financial Officer RehabCare Group, Inc. April 29, 2011